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                                                                   EXHIBIT 10(Y)

                              CONSULTING AGREEMENT

         This Consulting Agreement is entered into between The B.F.Goodrich Company ("BFGoodrich") and Robert H. Rau ("Rau"), as follows:

1. Services. In consideration of the Compensation, Rau will provide consulting services as required by the BFGoodrich Chief Executive Officer, the President of the BFGoodrich Aerospace Segment , or their designees ("the Services"). While it is not contemplated by the parties that Rau will provide the Services on a full-time basis, Rau shall be reasonably available to BFGoodrich. Rau shall also be reasonably available to travel on business for BFGoodrich. In rendering the Services, Rau shall comply with all BFGoodrich policies and procedures.

2. Term. This Agreement shall become effective on January 1, 1999 (regardless of the date on which it is signed) and shall continue through December 31, 2001. This Agreement shall not be renewed by its own terms, and any further rendition of services by Rau beyond December 31, 2001 shall require the execution of a new consulting agreement.

3. Compensation. Rau shall receive Twenty-Eight Thousand Dollars ($28,000.00) (the "Compensation") per month during the term of this Agreement. The Compensation shall be paid monthly. Rau shall be solely responsible for the payment of all taxes and like obligations with respect to the Compensation. At the end of each year of this Agreement, BFGoodrich shall issue a Form 1099 to Rau with respect to the Compensation. BFGoodrich shall reimburse Rau for first-class air travel and other expenses incurred in connection with his rendering of the Services in accordance with its normal policies applicable thereto.

4. Independent Contractor. Rau shall render the Services hereunder as an independent contractor and not as an employee, agent, partner, or joint venturer of BFGoodrich or any of its subsidiaries, divisions, affiliates or related entities. Rau is not authorized to, nor shall he make any attempt to, make any commitments, agreements or binding obligations for or on behalf of BFGoodrich unless previously authorized by the Chief Executive Officer, the President of the BFGoodrich Aerospace Segment or their designees. As an independent contractor, Rau shall not be eligible by reason of this Consulting Agreement to participate in any benefit, insurance, compensation, bonus or retirement program offered at any time by BFGoodrich. This Agreement shall not, however, affect any rights Rau has by virtue of his prior status as an employee of BFGoodrich or Rohr, Inc. or other agreements entered into by Rau and BFGoodrich and/or Rohr, Inc. prior to the effective date of this Agreement.

5. Confidential Information. It is anticipated that Rau will be privy to certain data or information which is confidential or proprietary to BFGoodrich and/or its subsidiaries,






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divisions, affiliates or related entities ("Confidential Information"). By entering into this Agreement, Rau agrees that all Confidential Information furnished or disclosed to him (as well as work product developed by Rau during the term of this Agreement) shall be maintained in confidence by Rau and shall not be disclosed to any person or entity or used by Rau in any way, except as specifically authorized in advance by BFGoodrich. Rau's obligation in this respect shall continue indefinitely and shall survive the termination of this Agreement. The parties agree that unauthorized disclosure and/or use of such information would be harmful to BFGoodrich and that BFGoodrich may enforce the provisions hereof through an injunction without proof of damage. Rau further agrees that at the termination of this Agreement, he will immediately return all data, documents or other information he received from or used during the term of this Agreement to BFGoodrich. This paragraph is not intended to supersede any agreements entered into by Rau during his employment by Rohr, Inc. or BFGoodrich and any such agreements shall remain in full force and effect according to their terms.

6. Work Product. All Work Product (as defined herein) created by Rau under this Agreement is "work for hire" and is the exclusive property of BFGoodrich, and may not be shared with or disclosed to any other party without BFGoodrich's consent. Rau hereby assigns to BFGoodrich all right, title and interest in and to the Work Product. "Work Product" means everything that is produced, conceived or developed by Rau in the course of performing Services for BFGoodrich under this Agreement, including, without limitation, any and all reports, analyses, studies, documentation, notes, drawings, computer programs (source code, object code and listings), customer lists, inventions, creations and deliverables. During and after the term of this Agreement, Rau will assist BFGoodrich in every reasonable way, at BFGoodrich's expense, to secure, maintain and defend for BFGoodrich's benefit all copyrights, patent rights, mask work rights, trade secret rights and other proprietary rights in and to the Work Product. To the extent that Rau has property rights that are incorporated in or necessary to the use of the Work Product, Rau grants BFGoodrich and its subsidiaries, divisions, affiliates, and related entities a royalty-free, irrevocable, worldwide, non-exclusive license to use, disclose, reproduce, modify, license and distribute such Work Product. Upon termination of this Agreement, or upon any earlier request of BFGoodrich, the Work Product and all copies thereof shall be provided to BFGoodrich.

7. Compliance With Laws/Conflict of Interest. Rau warrants that he will comply with all applicable state, federal and local laws in rendering services to BFGoodrich. Rau shall at all times conduct himself in good faith and in accordance with the highest ethical standards. Rau will not, during the term of this Agreement, accept employment with, render services to, or act as a member of the board of directors of other entities without the prior written consent of the BFGoodrich Chief Executive Officer. Rau shall provide such information as may be reasonably requested by the Chief Executive Officer in deciding whether consent is appropriate. Such consent shall not be unreasonably withheld.

8. Death or Disability. If Rau dies or becomes disabled during the term of this Agreement such that he cannot perform the Services, he or his beneficiary shall







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nonetheless continue to receive the Compensation.

9. Termination. This Agreement shall terminate as specified in Paragraph 2 above. BFGoodrich may also terminate this Agreement on thirty days' notice without liability for any remaining Compensation if Rau violates any law or BFGoodrich policy, is disloyal or dishonest or acts in bad faith toward BFGoodrich, has been grossly derelict in the performance of his job duties or responsibilities, or has violated his undertakings in Paragraph 5, 6 or 7 hereof.

10. Modification. Any modification of this Agreement shall be made only by a specific written amendment to this Agreement signed by Rau and the Chief Executive Officer of BFGoodrich.

11. Severability. If any provision of this Agreement or the application thereof is held invalid, such invalidity shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid provisions or application, and to this end, the provisions of this Agreement are declared to be severable.

12. Complete Agreement. This Agreement constitutes the full and complete agreement between the parties with respect to the subject matter hereof. The parties represent that they have read this entire Agreement and that its terms and conditions are fully understood by them.

13. Governing Law. The parties expressly agree that this Agreement shall be construed and governed by the law of the state of Ohio.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the dates set forth below.

                                           THE B.F.GOODRICH COMPANY

                                           BY: _________________________________
                                               Gary L. Habegger

                                           DATE:  ______________________________




                                           _____________________________________
                                           ROBERT H. RAU

                                           ADDRESS:

                                           _____________________________________

                                           _____________________________________

                                           Date:  ______________________________




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